Exhibit 99.1

News Release

PartnerRe Ltd. Reports Third Quarter and Nine Month 2015 Results

•	Third Quarter Operating Earnings per share of $4.42; Net Loss per share of $5.08

•	Third Quarter Annualized Operating ROE of 14.0%; Annualized Net Loss ROE of 16.1%

•	Nine Month Operating Earnings per share of $9.95; Net Loss per share of $2.40

•	Nine Month Annualized Operating ROE of 10.5%; Annualized Net Loss ROE of 2.5%

•	Book Value of $120.67 per share, down 5.2% for the quarter and down 4.4% year-to-date

•	Tangible Book Value of $109.46 per share, down 5.6% for the quarter and down 4.6% year-to-date
PEMBROKE, Bermuda, October 26, 2015 — PartnerRe Ltd. (NYSE: PRE) today reported a net loss of $243.3 million, or $5.08 per share for the third quarter of 2015. This includes the amalgamation termination fee and reimbursement of expenses paid to Axis Capital of $315.0 million, or $6.58 per share, and net after-tax realized and unrealized losses on investments of $121.8 million, or $2.54 per share. Net income for the third quarter of 2014 was $182.2 million, or $3.60 per share, including net after-tax realized and unrealized losses on investments of $35.4 million, or $0.70 per share. The Company reported operating earnings of $211.6 million, or $4.42 per share, for the third quarter of 2015. This compares to operating earnings of $226.7 million, or $4.47 per share, for the third quarter of 2014.
The net loss for the first nine months of 2015 was $114.7 million, or $2.40 per share. This includes the amalgamation termination fee and reimbursement of expenses paid to Axis Capital of $315.0 million, or $6.60 per share, and net after-tax realized and unrealized losses on investments of $238.7 million, or $5.00 per share. Net income for the first nine months of 2014 was $735.5 million, or $14.26 per share. This includes net after-tax realized and unrealized gains on investments of $204.1 million, or $3.95 per share. Operating earnings for the first nine months of 2015 were $474.6 million, or $9.95 per share. This compares to operating earnings of $537.1 million, or $10.42 per share, for the first nine months of 2014.
Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity method investments, the loss on redemption of preferred shares, certain net after-tax withholding tax on inter-company dividends (included in other expenses) and the amalgamation termination fee and reimbursement of expenses paid to Axis Capital (included in other expenses), and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

PartnerRe Interim Chief Executive Officer David Zwiener said, “Our results this quarter reflect a number of factors, most notably the amalgamation termination fee paid to Axis Capital, and continued difficult financial and investment markets, both of which had a negative impact on our book value. Despite the noise, and the impact of the Chinese Tianjin loss in August, our underlying results remain strong. All in, we posted a 1.4 point improvement in our Non-life combined ratio to 82.8% when compared to the third quarter of 2014. Our Life and Health portfolios also remain strong. Overall for the third quarter, we recorded an operating ROE of 14%, which on the back of our solid performance for the first half of 2015, resulted in an operating ROE of 10.5% for the year to date.”

Commenting on market conditions, PartnerRe President Emmanuel Clarke, said, “As we look ahead to the important January renewal season, which accounts for more than 60% of our Non-life treaty premium, reinsurance markets remain competitive across the board. In addition, M&A activity is continuing to be a distraction for some market participants. At PartnerRe, however, we continue to distinguish ourselves with our clients as a stable and focused partner with long-term financial flexibility, and a proven track record of reliability.”
Highlights for the third quarter and first nine months of 2015 compared to the same periods in 2014 include:
Results of operations:

•
For the third quarter, net premiums written of $1.2 billion were down 11%. On a constant foreign exchange basis, net premiums written were down 5% primarily driven by decreases reported in the Catastrophe and North America Non-life sub-segments. For the first nine months of 2015, net premiums written of $4.2 billion were down 7%. On a constant foreign exchange basis, net premiums written were down 1% primarily due to the Catastrophe and North America Non-Life sub-segments. These decreases were partially offset by an increase in the Life and Health segment.

•
For the third quarter, net premiums earned of $1.4 billion were down 9%. On a constant foreign exchange basis, net premiums earned were down 3% primarily due to the Catastrophe and North America Non-life sub-segments. For the first nine months of 2015, net premiums earned of $4.0 billion were down 5%. On a constant foreign exchange basis, net premiums earned were up 2%, primarily due to the Life and Health segment, and, to a lesser extent, the Global Specialty and Global (Non-U.S.) P&C Non-life sub-segments. These increases were partially offset by decreases in the Catastrophe Non-life sub-segment.

•
For the third quarter, the Non-life combined ratio was 82.8%. The combined ratio benefited from favorable prior year development of 22.2 points (or $246 million) and included 5.4 points (or $60 million) of large losses related to the Tianjin explosion. All Non-life sub-segments experienced net favorable development from prior accident years during the third quarter of 2015. For the first nine months of 2015, the Non-life combined ratio was 85.3%. The combined ratio benefited from favorable prior year development of 21.0 points (or $644 million) and included 2.0 points (or $60

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

million) of large losses related to the Tianjin explosion. All Non-life sub-segments experienced net favorable development on prior accident years during the first nine months of 2015.

•
For the third quarter, other expenses of $416 million include the termination fee and reimbursement of expenses paid to Axis Capital of $315 million, or $6.58 per diluted share. Additionally, other expenses include other Axis Capital and Exor transaction related expenses of $7 million, pre-tax, or $0.15 per diluted share, pre-tax. For the first nine months of 2015, other expenses of $670 million include the termination fee and reimbursement of expenses paid to Axis Capital of $315 million, or $6.60 per diluted share. Additionally, other expenses include other Axis Capital and Exor transaction related expenses of $47 million, pre-tax, or $0.98 per diluted share, pre-tax, and costs related to the negotiated earn-out consideration paid to the former shareholders of Presidio Reinsurance Group, Inc. of $25 million, or $0.53, per diluted share, pre-tax.

•
For the third quarter, net investment income of $117 million was down 1%. On a constant foreign exchange basis, net investment income was up 3% reflecting additional income from higher yielding securities. For the first nine months of 2015, net investment income of $342 million was down 6%. On a constant foreign exchange basis, net investment income was down 3% primarily reflecting lower reinvestment rates.

•
For the third quarter and first nine months of 2015, pre-tax net realized and unrealized investment losses were $133 million and $273 million, respectively, primarily reflecting widening U.S. and European credit spreads and decreases in worldwide equity markets. The losses in net realized and unrealized investment losses for the third quarter were partially offset by decreases in longer-term U.S. and European risk-free rates.

•
For the third quarter, the effective tax rate on operating earnings and non-operating losses was 12.9% and 3.4%, respectively. For the first nine months of 2015, the effective tax rate on operating earnings and non-operating losses was 15.2% and 1.7%, respectively.

Balance sheet and capitalization:

•
Total investments, cash and funds held – directly managed were $16.3 billion at September 30, 2015, down 5% compared to December 31, 2014. The decrease was primarily due to cash flows out of the portfolio to fund the termination fee and reimbursement of expenses paid to Axis Capital, the impact of the strengthening U.S. dollar, and the widening of U.S. and European credit spreads.

•	Net Non-life loss and loss expense reserves were $9.3 billion at September 30, 2015, down 2% compared to December 31, 2014, primarily reflecting the impacts of foreign exchange.

•
Net policy benefits for life and annuity contracts were $2.1 billion at September 30, 2015, up 3% compared to December 31, 2014, primarily due to growth in the business, which was partially offset by the impacts of foreign exchange.

•	Total capital was $7.6 billion at September 30, 2015, down 3% compared to December 31, 2014, primarily due to the net loss for the first nine months of 2015 and common and preferred dividend payments.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•	Total shareholders’ equity attributable to PartnerRe was $6.8 billion at September 30, 2015, down 4% compared to December 31, 2014, due to the same factors described above for total capital.

•
Book value per common share was $120.67 at September 30, 2015, down 4% compared to $126.21 at December 31, 2014. Tangible book value per common share was $109.46 at September 30, 2015, down 5% compared to $114.76 at December 31, 2014. The decreases were primarily driven by the net loss and common and preferred dividend payments.

Segment and sub-segment highlights for the third quarter and first nine months of 2015 compared to the same period in 2014 include:
Non-life:

•
For the third quarter, the Non-life segment’s net premiums written were down 12%. On a constant foreign exchange basis, net premiums written were down 7%. For the first nine months of 2015, the Non-life segment’s net premiums written were down 10%. On a constant foreign exchange basis, net premiums written were down 4%. The decreases on a constant foreign exchange basis for both the third quarter and first nine months of 2015 were reported in all sub-segments, except for a modest increase in the Global (Non-U.S.) P&C sub-segment.

•
For the third quarter, the North America sub-segment’s net premiums written were down 10%. On a constant foreign exchange basis, net premiums written were down 9% with the decrease driven by cancellations across multiple lines of business, downward premium adjustments in the agriculture line and higher premiums ceded in the credit/surety and agriculture lines of business. This sub-segment reported a technical ratio of 78.1%, which included 25.1 points (or $102 million) of net favorable prior year loss development. For the first nine months of 2015, the North America sub-segment’s net premiums written were down 6%, primarily due to the same factors describing the third quarter. This sub-segment reported a technical ratio of 83.8%, which included 19.3 points (or $229 million) of net favorable prior year loss development.

•
For the third quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 7%. On a constant foreign exchange basis, net premiums written were up 5% primarily due to new business written across all lines of business, which was partially offset by an increased participation on an existing motor treaty recorded in the same period of 2014. This sub-segment reported a technical ratio of 92.7%, which included 20.7 points (or $38 million) of net favorable prior year loss development, and included 12.1 points (or $22 million) of large losses related to the Tianjin explosion. For the first nine months of 2015, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 8%. On a constant foreign exchange basis, net premiums written were up 3% primarily due to new business written across all lines of business, which was partially offset by cancellations and downward premium adjustments in the property and motor lines of business. This sub-segment reported a technical ratio of 96.6%, which included 12.9 points (or $67 million) of net favorable prior year loss development, and included 4.3 points (or $22 million) of large losses related to the Tianjin explosion.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•
For the third quarter, the Global Specialty sub-segment’s net premiums written were down 9%. On a constant foreign exchange basis, net premiums written were down 2% primarily due to downward premium adjustments in multiple lines of business and the impact of cancellations in prior periods across multiple lines of business. These decreases in net premiums written were partially offset by new business written in prior periods across multiple lines of business. This sub-segment reported a technical ratio of 83.2%, which included 25.6 points (or $104 million) of net favorable prior year loss development, and included 4.6 points (or $19 million) of large losses related to the Tianjin explosion. For the first nine months of 2015, the Global Specialty sub-segment’s net premiums written were down 8%. On a constant foreign exchange basis, net premiums written were down 1% primarily due to cancellations, reduced participations and downward prior year premium adjustments across multiple lines of business, which were partially offset by new business written across multiple lines of business in prior periods and lower premiums ceded under the Company's retrocessional programs. This sub-segment reported a technical ratio of 78.7%, which included 28.3 points (or $323 million) of net favorable prior year loss development, and included 1.6 points (or $19 million) of large losses related to the Tianjin explosion.

•
For the third quarter, the Catastrophe sub-segment’s net premiums written were down 75%. On a constant foreign exchange basis, net premiums written were down 65% primarily due to higher premiums ceded under the Company's retrocessional programs and, to a lesser extent, cancellations and non-renewals. These decreases in net premiums written were partially offset by new business. This sub-segment reported a technical ratio of 33.6%, which included 1.3 points (or $2 million) of net favorable prior year loss development, and included 14.5 points (or $16 million) of large losses related to the Tianjin explosion. For the first nine months of 2015, the Catastrophe sub-segment’s net premiums written were down 29%. On a constant foreign exchange basis, net premiums written were down 23% primarily due to the same factors describing the third quarter. This sub-segment reported a technical ratio of 25.9%, which included 11.7 points (or $25 million) of net favorable prior year loss development, and included 7.6 points (or $16 million) of large losses related to the Tianjin explosion.

Life and Health:

•
For the third quarter, the Life and Health segment’s net premiums written were down 8%. On a constant foreign exchange basis, net premiums written were up 1% with the increase primarily driven by PartnerRe Health’s accident and health line of business, which was partially offset by decreases in the longevity and mortality lines of business. For the first nine months of 2015, the Life and Health segment’s net premiums written were up 1%. On a constant foreign exchange basis, net premiums written were up 9% primarily driven by PartnerRe Health’s accident and health line of business, an increase in our participation on a significant longevity treaty and new short-term business written in the mortality line.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•
For the third quarter, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and other expenses, decreased to $18 million compared to $20 million in the same period of 2014. This decrease was primarily due to adverse prior year loss development related to the GMDB line of business partially offset by increased favorable prior year loss development on PartnerRe Health's accident and health line of business. For the first nine months of 2015, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and other expenses, increased to $69 million compared to $52 million in the same period of 2014 primarily due to an increase in net favorable prior year loss development.

Corporate and Other:

•
For the third quarter, investment activities contributed losses of $34 million to the pre-tax net loss, excluding investment income allocated to the Life and Health segment. Of this amount, income of $100 million was included in pre-tax operating earnings and a loss of $134 million related to net realized and unrealized losses on investments and losses from equity method investee companies was included in pre-tax non-operating losses. For the first nine months of 2015, investment activities contributed income of $29 million to the pre-tax net loss, excluding investment income allocated to the Life and Health segment. Of this amount, income of $298 million was included in pre-tax operating earnings and losses of $269 million related to net realized and unrealized losses on investments and earnings from equity method investee companies was included in pre-tax non-operating losses.

Separately, as announced by the Company earlier today, the Board of Directors declared a quarterly dividend of $0.70 per common share. The dividend will be payable on December 1, 2015 to common shareholders of record on November 6, 2015.
The Company has posted its third quarter 2015 financial supplement on its website www.partnerre.com in the Financial Information section of the Investor Relations page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.
The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, October 27. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (877)-876-9176 or, from outside the United States, by dialing (785)-424-1667. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

_________________________________________

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends and loss on redemption of preferred shares.
Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares, certain after-tax interest in earnings/losses of equity method investments, certain after-tax withholding taxes on inter-company dividends (included in other expenses) and the amalgamation termination fee and reimbursement of expenses paid to Axis Capital (included in other expenses). Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.
The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities), certain after-tax withholding taxes on inter-company dividends (included in other expenses) and the amalgamation termination fee and reimbursement of expenses paid to Axis Capital (included in other expenses).
The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other expenses.
The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other expense ratios.
The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.
The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company.
The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the number of PartnerRe common shares

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2014, total revenues were $6.5 billion. At September 30, 2015, total assets were $22.0 billion, total capital was $7.6 billion and total shareholders’ equity attributable to PartnerRe was $6.8 billion.
PartnerRe on the Internet: www.partnerre.com
Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive (Loss) Income
(Expressed in thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the three months ended September 30, 2015	For the three months ended September 30, 2014	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014
Revenues
Gross premiums written	$1,267,961	$1,361,280	$4,448,907	$4,695,327
Net premiums written	$1,190,393	$1,342,690	$4,165,912	$4,499,849
Decrease (increase) in unearned premiums	221,737	213,924	(191,235)	(336,384)
Net premiums earned	1,412,130	1,556,614	3,974,677	4,163,465
Net investment income	117,054	118,176	341,877	365,010
Net realized and unrealized investment (losses) gains	(133,017)	(34,420)	(273,107)	273,468
Other income	3,056	2,223	7,584	11,892
Total revenues	1,399,223	1,642,593	4,051,031	4,813,835
Expenses
Losses and loss expenses and life policy benefits	804,196	959,543	2,390,394	2,592,847
Acquisition costs	346,520	321,756	905,774	888,937
Other expenses (1) (2)	415,818	108,615	670,334	327,149
Interest expense	12,249	12,241	36,742	36,719
Amortization of intangible assets	6,768	7,003	20,303	21,007
Net foreign exchange losses (gains)	22,413	(8,206)	15,657	(10,900)
Total expenses	1,607,964	1,400,952	4,039,204	3,855,759
(Loss) income before taxes and interest in (losses) earnings of equity method investments	(208,741)	241,641	11,827	958,076
Income tax expense	17,170	45,617	82,990	186,363
Interest in (losses) earnings of equity method investments	(3,231)	5,294	1,564	16,283
Net (loss) income	(229,142)	201,318	(69,599)	787,996
Net loss (income) attributable to noncontrolling interests	5	(4,920)	(2,531)	(9,914)
Net (loss) income attributable to PartnerRe	(229,137)	196,398	(72,130)	778,082
Preferred dividends	14,184	14,184	42,551	42,551
Net (loss) income attributable to PartnerRe common shareholders	$(243,321)	$182,214	$(114,681)	$735,531
Operating earnings attributable to PartnerRe common shareholders	$211,583	$226,660	$474,614	$537,078
Comprehensive (loss) income attributable to PartnerRe	$(267,720)	$198,578	$(106,874)	$781,602
Earnings and dividends per share data attributable to PartnerRe common shareholders:
Basic operating earnings	$4.42	$4.58	$9.95	$10.64
Net realized and unrealized investment (losses) gains, net of tax	(2.54)	(0.72)	(5.00)	4.05
Net foreign exchange losses, net of tax	(0.33)	(0.24)	(0.77)	(0.32)
Interest in (losses) earnings of equity method investments, net of tax	(0.05)	0.06	0.02	0.21
Amalgamation termination fee and reimbursement of expenses (2)	(6.58)	—	(6.60)	—
Basic net (loss) income	$(5.08)	$3.68	$(2.40)	$14.58
Weighted average number of common shares outstanding	47,866,040	49,514,980	47,722,833	50,461,749
Diluted operating earnings (1)	$4.42	$4.47	$9.95	$10.42
Net realized and unrealized investment (losses) gains, net of tax	(2.54)	(0.70)	(5.00)	3.95
Net foreign exchange losses, net of tax	(0.33)	(0.23)	(0.77)	(0.31)
Interest in (losses) earnings of equity method investments, net of tax	(0.05)	0.06	0.02	0.20
Amalgamation termination fee and reimbursement of expenses (2)	(6.58)	—	(6.60)	—
Diluted net (loss) income	$(5.08)	$3.60	$(2.40)	$14.26
Weighted average number of common shares and common share equivalents outstanding	47,866,040	50,681,325	47,722,833	51,566,134
Dividends declared per common share	$0.70	$0.67	$2.10	$2.01
(1) Other expenses for the three months and nine months ended September 30, 2015 include $7 million and $47 million, respectively, of aggregate expenses related to the Axis and Exor transactions, pre-tax, or $0.15 and $0.98, respectively, per diluted share, pre-tax. In addition, other expenses for the nine months ended September 30, 2015 include $25 million, pre-tax, related to the negotiated earn-out consideration paid to the former shareholders of Presidio Reinsurance Group, Inc., or $0.53 per diluted share, pre-tax.

(2) Other expenses for the three months and nine months ended September 30, 2015 include the amalgamation termination fee and reimbursement of expenses of $315 million, or $6.58 and $6.60, respectively, per diluted share.

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)
(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Investments:
Fixed maturities, at fair value	$13,026,249	$13,918,745
Short-term investments, at fair value	100,365	25,678
Equities, at fair value	1,004,116	1,056,514
Other invested assets	344,720	298,827
Total investments	14,475,450	15,299,764
Funds held – directly managed	595,677	608,853
Cash and cash equivalents	1,256,304	1,313,468
Accrued investment income	142,892	158,737
Reinsurance balances receivable	3,079,002	2,454,850
Reinsurance recoverable on paid and unpaid losses	329,834	246,158
Funds held by reinsured companies	671,572	765,905
Deferred acquisition costs	684,380	661,186
Deposit assets	83,729	92,973
Net tax assets	72,257	6,876
Goodwill	456,380	456,380
Intangible assets	139,301	159,604
Other assets	38,450	45,603
Total assets	$22,025,228	$22,270,357
Liabilities
Unpaid losses and loss expenses	$9,522,225	$9,745,806
Policy benefits for life and annuity contracts	2,123,028	2,050,107
Unearned premiums	1,934,360	1,750,607
Other reinsurance balances payable	288,402	182,395
Deposit liabilities	42,336	70,325
Net tax liabilities	231,223	240,989
Accounts payable, accrued expenses and other	285,316	304,728
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989
Total liabilities	15,247,879	15,165,946
Shareholders’ Equity
Common shares (par value $1.00; issued: 2015 and 2014, 87,237,220 shares)	87,237	87,237
Preferred shares (par value $1.00; issued and outstanding: 2015 and 2014, 34,150,000 shares; aggregate liquidation value: 2015 and 2014, $853,750)	34,150	34,150
Additional paid-in capital	3,971,974	3,949,665
Accumulated other comprehensive loss	(68,827)	(34,083)
Retained earnings	6,019,786	6,270,811
Common shares held in treasury, at cost (2015, 39,335,464 shares; 2014, 39,400,936 shares)	(3,269,183)	(3,258,870)
Total shareholders’ equity attributable to PartnerRe	6,775,137	7,048,910
Noncontrolling interests	2,212	55,501
Total shareholders’ equity	6,777,349	7,104,411
Total liabilities and shareholders’ equity	$22,025,228	$22,270,357
Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$120.67	$126.21
Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$109.46	$114.76
Number of Common Shares and Common Share Equivalents Outstanding (2)	49,070,138	49,087,412

(1)	Excludes the aggregate liquidation value of preferred shares (2015 and 2014, $853,750) and noncontrolling interests (2015, $2,212; 2014, $55,501).

(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the three months ended September 30, 2015
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$351	$153	$393	$57	$954	$314	$—	$1,268
Net premiums written	$335	$153	$391	$13	$892	$298	$—	$1,190
Decrease in unearned premiums	73	33	13	99	218	4	—	222
Net premiums earned	$408	$186	$404	$112	$1,110	$302	$—	$1,412
Losses and loss expenses and life policy benefits	(182)	(122)	(224)	(28)	(556)	(248)	—	(804)
Acquisition costs	(137)	(50)	(112)	(10)	(309)	(38)	—	(347)
Technical result	$89	$14	$68	$74	$245	$16	$—	$261
Other income					—	3	—	3
Other expenses					(55)	(16)	(345)	(416)
Underwriting result					$190	$3	n/a	$(152)
Net investment income						15	102	117
Allocated underwriting result (1)						$18	n/a	n/a
Net realized and unrealized investment losses							(133)	(133)
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange losses							(22)	(22)
Income tax expense							(17)	(17)
Interest in losses of equity method investments							(3)	(3)
Net loss							n/a	$(229)
Loss ratio (2)	44.7%	65.8%	55.5%	24.9%	50.1%
Acquisition ratio (3)	33.4	26.9	27.7	8.7	27.8
Technical ratio (4)	78.1%	92.7%	83.2%	33.6%	77.9%
Other expense ratio (5)					4.9
Combined ratio (6)					82.8%
	For the three months ended September 30, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$372	$162	$432	$59	$1,025	$336	$—	$1,361
Net premiums written	$372	$164	$428	$55	$1,019	$325	$(1)	$1,343
Decrease in unearned premiums	52	38	20	98	208	6	—	214
Net premiums earned	$424	$202	$448	$153	$1,227	$331	$(1)	$1,557
Losses and loss expenses and life policy benefits	(247)	(123)	(279)	(39)	(688)	(272)	—	(960)
Acquisition costs	(106)	(56)	(105)	(17)	(284)	(38)	—	(322)
Technical result	$71	$23	$64	$97	$255	$21	$(1)	$275
Other (loss) income					(1)	2	1	2
Other expenses					(62)	(17)	(29)	(108)
Underwriting result					$192	$6	n/a	$169
Net investment income						14	104	118
Allocated underwriting result (1)						$20	n/a	n/a
Net realized and unrealized investment losses							(34)	(34)
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange gains							8	8
Income tax expense							(46)	(46)
Interest in earnings of equity method investments							5	5
Net income							n/a	$201
Loss ratio (2)	58.2%	61.1%	62.3%	25.2%	56.1%
Acquisition ratio (3)	24.9	27.6	23.5	11.7	23.1
Technical ratio (4)	83.1%	88.7%	85.8%	36.9%	79.2%
Other expense ratio (5)					5.0
Combined ratio (6)					84.2%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.

(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.

(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5)	Other expense ratio is obtained by dividing other expenses by net premiums earned.

(6)	Combined ratio is defined as the sum of the technical ratio and the other expense ratio.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the nine months ended September 30, 2015
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$1,251	$630	$1,226	$370	$3,477	$972	$—	$4,449
Net premiums written	$1,207	$621	$1,153	$261	$3,242	$924	$—	$4,166
Increase in unearned premiums	(25)	(102)	(10)	(47)	(184)	(7)	—	(191)
Net premiums earned	$1,182	$519	$1,143	$214	$3,058	$917	$—	$3,975
Losses and loss expenses and life policy benefits	(650)	(362)	(593)	(38)	(1,643)	(748)	1	(2,390)
Acquisition costs	(341)	(139)	(307)	(17)	(804)	(102)	—	(906)
Technical result	$191	$18	$243	$159	$611	$67	$1	$679
Other income					—	4	3	7
Other expenses					(162)	(47)	(461)	(670)
Underwriting result					$449	$24	n/a	$16
Net investment income						45	297	342
Allocated underwriting result (1)						$69	n/a	n/a
Net realized and unrealized investment losses							(273)	(273)
Interest expense							(37)	(37)
Amortization of intangible assets							(20)	(20)
Net foreign exchange losses							(16)	(16)
Income tax expense							(83)	(83)
Interest in earnings of equity method investments							1	1
Net loss							n/a	$(70)
Loss ratio (2)	55.0%	69.8%	51.9%	17.8%	53.7%
Acquisition ratio (3)	28.8	26.8	26.8	8.1	26.3
Technical ratio (4)	83.8%	96.6%	78.7%	25.9%	80.0%
Other expense ratio (5)					5.3
Combined ratio (6)					85.3%
	For the nine months ended September 30, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$1,302	$682	$1,348	$412	$3,744	$951	$—	$4,695
Net premiums written	$1,291	$672	$1,250	$370	$3,583	$918	$(1)	$4,500
Increase in unearned premiums	(99)	(104)	(42)	(78)	(323)	(14)	—	(337)
Net premiums earned	$1,192	$568	$1,208	$292	$3,260	$904	$(1)	$4,163
Losses and loss expenses and life policy benefits	(747)	(319)	(749)	(38)	(1,853)	(740)	—	(2,593)
Acquisition costs	(299)	(162)	(283)	(34)	(778)	(111)	—	(889)
Technical result	$146	$87	$176	$220	$629	$53	$(1)	$681
Other income					1	6	5	12
Other expenses					(187)	(52)	(88)	(327)
Underwriting result					$443	$7	n/a	$366
Net investment income						45	320	365
Allocated underwriting result (1)						$52	n/a	n/a
Net realized and unrealized investment gains							273	273
Interest expense							(36)	(36)
Amortization of intangible assets							(21)	(21)
Net foreign exchange gains							11	11
Income tax expense							(186)	(186)
Interest in earnings of equity method investments							16	16
Net income							n/a	$788
Loss ratio (2)	62.6%	56.2%	62.1%	12.9%	56.8%
Acquisition ratio (3)	25.1	28.5	23.4	11.5	23.9
Technical ratio (4)	87.7%	84.7%	85.5%	24.4%	80.7%
Other expense ratio (5)					5.7
Combined ratio (6)					86.4%